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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          OGE Energy Capital Trust I
             (Exact name of registrant as specified in its charter)


                 Delaware                               Applied For
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

         321 North Harvey Avenue
         Oklahoma City, Oklahoma                          73102
(Address of principal executive offices)                (Zip Code)

     If this form relates to the                If this form relates to the
     registration of a class of                 registration of a class of
     securities pursuant to                     securities pursuant to
     Section 12(b) of the                       Section 12(g) of the
     Exchange Act and is                        Exchange Act and is
     effective pursuant to                      effective pursuant to
     General Instruction A.(c),                 General Instruction A.(d),
     please check the following                 please check the following
     box. /x/                                   box. / /


Securities Act registration statement file number to which this
form relates:   333-88415
              ---------------
              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                     Title of each class to be so registered

__% Preferred Securities of the Trust (Liquidation amount $25 per Preferred Security) (together with the rights of holders of the Preferred Securities under the Preferred Securities Guarantee and back-up undertakings, consisting of obligations of OGE Energy Corp. as set forth in the Amended and Restated Declaration of Trust, the Indenture and any applicable supplemental indentures thereto (including the obligation to pay expenses of OGE Energy Capital Trust I), and the Junior Subordinated Debt Securities issued to OGE Energy Capital Trust I)

                        _____________________________________


                          Name of each exchange on which
                          each class is to be registered

                          New York Stock Exchange, Inc.

                        _____________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                                        None


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information included under the captions "DESCRIPTION OF THE PREFERRED SECURITIES," "DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES," and "DESCRIPTION OF THE GUARANTEE" in the Preliminary Prospectus dated October 4, 1999, and under the caption "DESCRIPTION OF SECURITIES" in the form of Preliminary Prospectus Supplement dated October 4, 1999, each as filed in connection with the Registration Statement on Form S-3 (333-88415), is incorporated herein by reference. For purposes of such description, any prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with
Part II to the Instructions as to exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

     (a) Registrant's Registration Statement No. 333-88415 on Form S-3 as filed on October 4, 1999, and incorporated herein by this reference.

     (b) Registrant's Certificate of Trust as filed as Exhibit 4.08 to Registrant's Registration Statement No. 333-88415 and incorporated herein by this reference.

     (c) Registrant's Declaration of Trust as filed as Exhibit 4.10 to Registrant's Registration Statement No. 333-88415, which will be amended by an Amended and Restated Declaration of Trust the form of which was filed as Exhibit 4.12 to Registrant's Registration Statement No. 333-88415, each of which are incorporated herein by this reference.

     (d) Form of Preferred Security (included in Exhibit 4.12 to Registrant's Registration Statement No. 333-88415).


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     Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 12, 1999                  OGE Energy Capital Trust I




                                         By:  /s/ James R. Hatfield
                                              --------------------------------
                                              James R. Hatfield


                                         By:  /s/ A.M. Strecker
                                              --------------------------------
                                              A.M. Strecker